Exhibit 99.1

FleetCor Reports Fourth Quarter and Full Year 2011 Financial Results

Provides Outlook for Fiscal Year 2012

NORCROSS, Ga., February 8, 2012 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and specialized payment products to businesses, today reported financial results for its fourth quarter and full year ended December 31, 2011.

“Our Q4 results were very good, helping us to a nice finish to 2011. For full year 2011, revenue grew approximately 20% and adjusted net income grew over 30% on a pro forma basis. Strategically, we completed two meaningful international acquisitions, and delivered a major new processing contract with Shell. All and all, a very successful first year as a public company,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc.

Financial results for the fourth quarter of 2011:

GAAP Results

•	Total revenues, net, in the fourth quarter of 2011 increased 32% to $140.2 million compared to $106.5 million in the fourth quarter of 2010

•	Net income in the fourth quarter of 2011 increased 116% to $37.8 million, or $0.45 per diluted share, compared to $17.5 million, or $0.22 per diluted share in the fourth quarter of 2010

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the fourth quarter of 2011 increased 29% to $125.5 million compared to $97.0 million in the fourth quarter of 2010

•

Adjusted net income[1] in the fourth quarter of 2011 increased 28% to $47.3 million, or $0.56 per diluted share, compared to $37.1 million, or $0.44 per diluted share in the fourth quarter of 2010 on a pro forma basis (to reflect the impact of public company expenses, non-cash compensation expense, increase in the effective tax rate during the fourth quarter of 2011, and fully diluted shares effective in the fourth quarter of 2011, as if these changes had occurred during the fourth quarter of 2010)

Financial results for the full year of 2011:

GAAP Results

•	Total revenue in 2011 increased 20% to $519.6 million compared to $433.8 million in 2010

•	Net income in 2011 increased 37% to $147.3 million, or $1.76 per diluted share, compared to $107.9 million, or $1.34 per diluted share in 2010

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in 2011 increased 22% to $468.4 million compared to $384.8 million in 2010

•

Adjusted net income[1] for 2011 increased 31% to $181.7 million, or $2.17 per diluted share, compared to $139.0 million, or $1.66 per diluted share in 2010 on a pro forma basis (to reflect the impact of public company expenses, non-cash compensation expense, loss on extinguishment of debt, increase in the effective tax rate during 2011, and fully diluted shares in 2011, as if these changes had occurred during 2010)

[1]	Reconciliations of GAAP results to non GAAP results and pro forma adjustments are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

1

2012 Outlook

FleetCor Technologies, Inc. is introducing initial financial guidance for full year 2012:

•	Revenues, net between $615 million and $625 million

•	Adjusted Net Income between $217 million and $222 million

•	Adjusted Net Income per diluted share between $2.55 and $2.60

The Company’s full-year 2012 guidance assumes the following:

•	Fuel prices flat to 2011 average fuel price

•	A 0.2% increase in our effective tax rate from 30.1% in 2011 to 30.3% in 2012

•	An increase of 1.5 million average diluted shares outstanding, from 83.7 million shares in 2011 to 85.2 million shares in 2012

•	No impact from future acquisitions or material new partnership agreements

“The full year guidance produces a 19% full year 2012 revenue and adjusted net income per share growth rate at the midpoint of our guidance range versus 2011. We have strong business momentum entering 2012 but we also believe a conservative outlook is appropriate at the current time considering the macroeconomic environment, including fuel price spreads and foreign exchange rates,” said Eric Dey, chief financial officer FleetCor Technologies, Inc.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2011 financial results today at 4:30pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-2068, or for international callers 480-629-9712. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4509416. The replay will be available until Wednesday, February 15, 2012. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, economic outlook, assumptions underlying financial guidance, and management’s plans for 2012 and confidence in prospects for growth. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations,

2

revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 25, 2011. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non GAAP Financial Measures

Adjusted revenues are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. The company uses adjusted revenues as a basis to evaluate the company’s revenues net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

3

About FleetCor

FleetCor is a leading global provider of fuel cards and specialized payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

4

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$285,159	$114,804
Restricted cash	55,762	62,341
Accounts receivable (less allowance for doubtful accounts of $15,315 and $14,256, respectively)	481,791	260,163
Securitized accounts receivable - restricted for securitization investors	280,000	144,000
Prepaid expenses and other current assets	15,416	33,191
Deferred income taxes	4,797	4,484

Total current assets	1,122,925	618,983

Property and equipment	93,380	83,013
Less accumulated depreciation and amortization	(60,656)	(56,195)

Net property and equipment	32,724	26,818

Goodwill	823,549	601,666
Other intangibles, net	299,460	193,861
Other assets	45,834	42,790

Total assets	$2,324,492	$1,484,118

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$478,882	$177,644
Accrued expenses	42,242	49,176
Customer deposits	180,269	78,685
Securitization facility	280,000	144,000
Current portion of notes payable and other obligations	140,354	11,617

Total current liabilities	1,121,747	461,122

Notes payable and other obligations, less current portion	278,429	313,796
Deferred income taxes	112,880	83,255

Total noncurrent liabilities	391,309	397,051

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 113,741,883 shares issued and 81,860,213 shares outstanding at December 31, 2011; and 475,000,000 shares authorized, 111,522,354 shares issued and 79,655,213 shares outstanding at December 31, 2010	114	112
Additional paid-in capital	466,203	421,991
Retained earnings	534,498	387,163
Accumulated other comprehensive loss	(13,716)	(8,101)
Less treasury stock, 31,881,670 shares at December 31, 2011 and 31,867,141 shares at December 31, 2010	(175,663)	(175,220)

Total stockholders’ equity	811,436	625,945

Total liabilities and stockholders’ equity	$2,324,492	$1,484,118

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$140,160	$106,547	$519,591	$433,841

Expenses:
Merchant commissions	14,694	9,501	51,199	49,050
Processing	25,931	17,079	84,516	69,687
Selling	10,332	9,576	36,606	32,731
General and administrative	25,047	38,110	84,765	78,135

	64,156	32,281	262,505	204,238
Depreciation and amortization	9,924	8,507	36,171	33,745

Operating income	54,232	23,774	226,334	170,493

Other expense (income), net	19	(552)	(589)	(1,319)
Interest expense, net	3,433	4,181	13,377	20,532
Loss on extinguishment of debt	—	—	2,669	—

Total other expense	3,452	3,629	15,457	19,213

Income before income taxes	50,780	20,145	210,877	151,280
Provision for income taxes	13,008	2,632	63,542	43,384

Net income	37,772	17,513	147,335	107,896
Calculation of income attributable to common shareholders:
Convertible preferred stock accrued dividends	—	(322)	—	(1,488)

Income attributable to common shareholders for basic earnings per share	$37,772	$17,191	$147,335	$106,408

Basic earnings per share	$0.46	$0.43	$1.83	$3.00
Diluted earnings per share	$0.45	$0.22	$1.76	$1.34

Weighted average shares outstanding:
Basic shares	81,512	39,612	80,610	35,434
Diluted shares	84,035	80,931	83,654	80,752

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2011	2010
	(Unaudited)
Operating activities
Net income	$147,335	$107,896
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,451	11,261
Stock-based compensation	21,743	26,755
Provision for losses on accounts receivable	19,226	18,883
Amortization of deferred financing costs	1,865	2,016
Amortization of intangible assets	19,590	17,205
Amortization of premium on receivables	3,266	3,263
Deferred income taxes	(2,920)	(3,952)
Loss on extinguishment of debt	2,669	—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	6,579	5,639
Accounts receivable	(80,024)	(38,960)
Prepaid expenses and other current assets	17,581	(3,506)
Other assets	(1,936)	63
Excess tax benefits related to stock-based compensation	(13,284)	(10,710)
Accounts payable, accrued expenses and customer deposits	119,088	3,902

Net cash provided by operating activities	272,229	139,755

Investing activities
Acquisitions, net of cash acquired	(326,035)	(10,022)
Purchases of property and equipment	(13,454)	(11,194)

Net cash used in investing activities	(339,489)	(21,216)

Financing activities
Net proceeds from initial public offering	—	9,560
Excess tax benefits related to stock-based compensation	13,284	10,710
Borrowings (payments) on securitization facility, net	136,000	(74,000)
Deferred financing costs paid	(7,839)	(1,067)
Payment of dividends on convertible preferred stock	—	(7,634)
Proceeds from issuance of common stock	8,477	538
Principal payments on notes payable	(338,965)	(24,634)
Proceeds from notes payable	425,000	—
Principal payments on other obligations	111	(17)
Other	(179)	—

Net cash provided by (used in) financing activities	235,889	(86,544)

Effect of foreign currency exchange rates on cash	1,726	(1,892)

Net increase in cash and cash equivalents	170,355	30,103
Cash and cash equivalents, beginning of year	114,804	84,701

Cash and cash equivalents, end of year	$285,159	$114,804

Supplemental cash flow information
Cash paid for interest	$14,961	$21,409

Cash paid for income taxes	$48,333	$45,998

Adoption of new accounting guidance related to asset securitization facility	—	$218,000

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues, net	$140,160	$106,547	$519,591	$433,841
Merchant commissions	14,694	9,501	51,199	49,050

Total adjusted revenues	$125,466	$97,046	$468,392	$384,791

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$37,772	$17,513	$147,335	$107,896

Stock based compensation	5,912	24,302	21,743	26,755
Amortization of intangible assets	5,621	4,456	19,590	17,205
Amortization of premium on receivables	816	816	3,266	3,263
Amortization of deferred financing costs	514	536	1,865	2,016
Loss on extinguishment of debt	—	—	2,669	—

Total pre-tax adjustments	12,863	30,110	49,133	49,239

Income tax impact of pre-tax adjustments at the effective tax rate	(3,295)	(3,934)	(14,805)	(14,121)

Adjusted net income	$47,340	$43,689	$181,663	$143,014

Adjusted net income per diluted share	$0.56	$0.54	$2.17	$1.77

Diluted shares	84,035	80,931	83,654	80,751

For the periods presented below, the following table reconciles 2010 actual results to 2010 pro forma results, which reflects the impact of stock-based compensation expense related to share-based compensation awards, public company expenses, a decrease in the effective tax rate and an increase in diluted shares outstanding, effective during 2011, as if these changes had occurred in 2010:

	Three Months Ended December 31, 2010	QTD Q4 2011 Changes[1]	Pro forma QTD December 31, 2010	Year Ended 2010	2011 Changes[2]	Pro forma 2010

Income before income taxes	$20,145	$18,042	$38,187	$151,280	$732	$152,012
Provision for income taxes	2,632	7,150	9,782	43,384	2,421	45,805

Net income	17,513	10,892	28,405	107,896	(1,689)	106,207

Stock based compensation	24,302	(18,390)	5,912	26,755	(5,012)	21,743
Amortization of intangible assets	4,456	—	4,456	17,205	—	17,205
Amortization of premium on receivables	816	—	816	3,263	—	3,263
Amortization of deferred financing costs	536	—	536	2,016	—	2,016
Loss on extinguishment of debt	—	—	—	—	2,669	2,669

Total pre-tax adjustments	30,110	(18,390)	11,720	49,239	(2,343)	46,896

Income tax impact of pre-tax adjustments at the effective tax rate	(3,934)	932	(3,002)	(14,121)	(10)	(14,131)

Adjusted net income	$43,689	$(6,567)	$37,122	$143,014	$(4,042)	$138,972

Adjusted net income per diluted share	$0.54		$0.44	$1.77		$1.66

Diluted shares	80,931		84,035	80,751		83,654

[1]

Q4 QTD December 31, 2011 changes include approximately $0.7 million in incremental cash operating costs for public company expenses, $3.8 million of non-cash compensation expenses associated with our stock plan, $23.0 million of non-cash compensation expense associated with our IPO, and a 12.5% increase in our effective tax rate from 13.1% for the QTD ended December 31, 2010 to 25.6% for the QTD ended December 31, 2011. Additionally, QTD December 31, 2011 reflects an increase of 3.1 million diluted shares outstanding, from 80.9 million for the QTD December 31, 2010 to 84.0 million for the QTD December 31, 2011.

[2]

2011 changes include approximately $2.0 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $18.0 million of non-cash compensation expenses associated with our stock plan, $23.0 million of non-cash compensation expense associated with our IPO, and a 1.4% increase in our effective tax rate from 28.7% in 2010 to 30.1% in 2011. Additionally, 2011 reflects an increase of 2.9 million diluted shares outstanding, from 80.8 million at in 2010 to 83.7 million in 2011.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change	% Change	2011	2010	Change	% Change

NORTH AMERICA
- Transactions	37,636	36,640	996	2.7%	152,700	148,570	4,130	2.8%
- Revenues, net per transaction	$2.43	$1.87	$0.56	30.1%	$2.28	$1.94	$0.35	17.9%
- Revenues, net	$91,340	$68,347	$22,993	33.6%	$348,784	$287,794	$60,990	21.2%

INTERNATIONAL[1]
- Transactions[3]	25,906	11,012	14,894	135.3%	62,121	41,841	20,280	48.5%
- Revenues, net per transaction[3]	$1.88	$3.47	$(1.58)	-45.7%	$2.75	$3.47	$(0.72)	-20.8%
- Revenues, net	$48,820	$38,188	$10,632	27.8%	$170,807	$145,188	$25,619	17.6%

FLEETCOR CONSOLIDATED REVENUES[1]
- Transactions[3]	63,542	47,652	15,890	33.3%	214,821	190,411	24,410	12.8%
- Revenues, net per transaction[3]	$2.21	$2.24	$(0.03)	-1.3%	$2.42	$2.27	$0.14	6.4%
- Revenues, net	$140,160	$106,535	$33,625	31.6%	$519,591	$432,982	$86,609	20.0%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions[3]	63,542	47,652	15,890	33.3%	214,821	190,411	24,410	12.8%
- Adjusted Revenues per transaction[3]	$1.97	$2.04	$(0.06)	-3.0%	$2.18	$2.02	$0.16	8.1%
- Adjusted Revenues	$125,466	$97,034	$28,432	29.3%	$468,392	$383,932	$84,460	22.0%

[1]

Calculation of revenue per transaction for our International segment and on a consolidated basis for the three months and year ended December 31, 2010 excludes the impact of a non-renewed partner contract in Europe, inherited from an acquisition, which we chose not to renew. This non-renewed contract contributed approximately 0.01 million transactions and $0.01 million in revenues, net to our International segment in the three months ended December 31, 2010; and approximately 3.6 million transactions and $0.9 million in revenues, net to our International segment in the year ended December 31, 2010. This contract had a high number of transactions and very little revenue and had a $0.03 and $0.25 negative impact on our International segment revenue per transaction in the three months and year ended December 31, 2010, respectively. We believe that excluding the impact of this contract is a more effective measure for evaluating the Company’s revenue performance of its continuing business. Revenues, net, excluding the impact of a non-renewed partner contract in Europe for our International segment and on a consolidated basis are supplemental non-GAAP financial measures of performance. The results from our Mexican prepaid fuel card and food voucher business acquired during the third quarter of 2011 are reported in our International segment.

[2]

Adjusted revenues is a non-gaap financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[3]	The presentation of prior quarters presented herein has been conformed to the current period presentation that eliminates certain intercompany transactions.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues, net:
North America	$91,340	$68,347	$348,784	$287,794
International[1]	48,820	38,200	170,807	146,047

	$140,160	$106,547	$519,591	$433,841

Operating income:
North America	$38,362	$11,102	$153,687	$106,745
International[1]	15,870	12,672	72,647	63,748

	$54,232	$23,774	$226,334	$170,493

Depreciation and amortization:
North America	$5,024	$4,969	$19,845	$20,220
International[1]	4,900	3,538	16,326	13,525

	$9,924	$8,507	$36,171	$33,745

Capital expenditures:
North America	$2,865	$2,031	$6,840	$6,891
International[1]	2,181	2,089	6,614	4,303

	$5,046	$4,120	$13,454	$11,194

[1]	The results from our Mexican prepaid fuel card and food voucher business acquired during 2011 are reported in our International segment.